Exhibit 99.1

Helmerich & Payne, Inc. Howard Weil 40th Annual Energy Conference March 26-27, 2012

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs, rig performance and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

A Quick Primer on Helmerich & Payne Primarily focused on contract drilling business Provides services for E&P customers on a dayrate basis Market share leader in the U.S. land drilling business Three primary segments (and percentage of operating income): U.S. Land (~92%) Offshore (~6%) International Land (~2%) Leading the industry’s replacement cycle – since 2006, H&P has deployed approximately 200 new FlexRigs under long-term contracts Internally designs, builds and operates its own rigs (FlexRigs)

What Has Changed Over the Past Five Years? * March 2007 rig statistics are as of 03/31/2007 while March 2012 rig statistics are as of 03/23/2012. March March H&P Corporate Statistics: 2007 2012 Market Capitalization ~$3B ~$6B Total Marketed Rigs* 171 300 % FlexRigs in H&P's Land Fleet* 59% 87% Debt / Cap Ratio (as of 12/31) ~14% ~9% H&P U.S. Land Statistics: Smith Bits Lower 48 Land Market Share 6.3% 11.5% % of Active Rigs Under Term Contracts* 55% 67% Est. % of Rigs Targeting Dry Gas ~90% ~14% Est. % of Rigs Drilling Horizontal and Directional Wells ~61% ~88%

What Has Not Changed? H&P brand integrity Relentless focus on value creation Leaders in innovation, safety and field performance Sustainable strategy based on organic growth Focus on core competency and attractive returns All announced new builds under long-term contracts Strong customer base Conservative capital structure

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (1994 – 2011) OSHA Recordable Injury Incidence Rates H&P 2011 = 1.15 IADC 2011 = 2.89

Recordable Injuries per 1-MM Feet Drilled in 2011 by the Largest U.S. Land Drilling Contractors Note: Injury data taken from IADC ASP Program. Footage data taken from Land Rig Newsletter. 11.7 9.1 5.2 2.2

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

Announcing Six Additional New Builds New three-year term contracts with one customer to build and operate six additional FlexRigs in the U.S. Like previously announced contracts, these new contracts are expected to generate attractive economic returns for the Company. As of March 23, 2012, 39 announced new builds remain under construction to be delivered in fiscal 2012 and fiscal 2013. Once these six rigs are completed, the Company’s global fleet is expected to include 293 FlexRigs.

Comments on Today’s Market  The transition towards oil and liquids-rich gas directed drilling continues, along with a clear trend towards more complex well designs and higher performance rig requirements.  Spot pricing remains steady in the U.S. Land market, especially for AC drive rigs.  Today, we are pleased to announce six additional new builds and continue to deliver new FlexRigs at the rate of four per month.  Although the pace of inquiries has slowed relative to calendar year 2011, conversations with customers continue regarding additional new build commitments.  We have revised downward our outlook for our U.S. Land and International Land segments for the second fiscal quarter as described in the Additional References section of this presentation.

The Ongoing Gas to Oil Transition...

Increasing Focus on More Difficult Drilling

An Undersupply of AC Drive Rigs Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. (~1,850 Active Rigs in the U.S. By Power Type)

H&P’s Growing Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target* * Oil and liquids-rich gas percentage includes a small number of contracted rigs that are moving or will soon move from dry gas plays. ** Includes rigs in the spot market and rigs with term contracts expiring by June 30, 2012. Dry Gas (Spot Market**) 4%

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets and new build commitments are derived from Rig Data and corporate filings.

The Replacement Cycle Continues AC drive rigs are best positioned to make the transition. Older, underperforming rigs are more likely to be sidelined. High efficiency rigs continue to displace mechanical and SCR rigs. H&P is fortunate to have a customer roster with substantial multi-year drilling inventory capable of shifting targets and taking advantage of strong oil prices.

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments, and exclude a conventional rig recently sold that was working earlier this year. 304 49

As of March 15, 2002 Lower 48 U.S. Land Market Share Active Rig Market Share – Ten Years Ago Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S..

As of March 16, 2012 Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S..

Highest U.S. Activity Level in Company History As of 3/23/12

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

Five-Year Relative Shareholder Return Source: Yahoo! Finance as of March 22, 2012

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Growing Shareholder Value

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains An enhanced and significantly safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities

Technology & Quality Service Make a Difference * Does not include the impact of early contract termination revenue. ** Represents weighted-average rig margin per day for PTEN, NBR and UNT through Q4CY11. H&P’s Margin Premium

Technology & Quality Service Make a Difference * Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs during the period. ** Represents estimated average combined utilization for PTEN, NBR and UNT in the Lower 48 through Q4CY11. H&P’s Utilization Premium

H&P Activity as of March 23, 2012 Rigs Working/Contracted 239 6 22 267 39 306 Rigs Available 265 9 26 300 39 339 % Contracted 90% 67% 85% 89% U.S. Land Offshore International Land Total FlexRig Construction Total Fleet (3) Includes one idle FlexRig that is expected to transfer to the International Land segment and excludes a conventional rig recently sold that was working earlier this year. Includes one rig that is contracted and is still in transit between countries. (3) Includes new FlexRig commitments announced through March 23, 2012. (1) (2)

H&P Global Fleet Under Term Contract

Unconventional Plays Shaping Landscape Well complexity is increasing: Technology solutions that provide safe, environmentally sound and efficient operations are required by contractors to be competitive Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs

(278 H&P Contracted Land Rigs as of 3/23/12*) Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for completion in fiscal 2012 and fiscal 2013.

H&P’s New Build Advantages We have been improving and honing the process for over 10 years, prompting our assertion that we build a better rig for less Safety is our first priority, followed by a relentless focus on strong execution and performance in the field Exceptional fleet uniformity Extensive collaboration with customers and suppliers A strong organizational orientation to consistent, repeatable, field execution

A Few Performance Metrics on FlexRigs

- Over the last 15 months we have completed and deployed 50 new FlexRigs on time and on budget.

- These 50 newly commissioned FlexRigs were able to deliver safety performance during the first year of operation at a rate approximately two times better than the industry average.

- FlexRig productivity continues to improve, even as drilling complexity and well depths increase. From 2007 to 2011, H&P's U.S. land fleet experienced the following:

➢ Increase in % of directional or horizontal drilling:	42%	(62% to 88%)
➢ Increase in average well depth:	35%	
➢ Increase in productivity (average feet per day):	38%

Performance is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

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Additional References

H&P’s U.S. Land Operations Driven primarily by incremental new builds, we expect total revenue days in the U.S. land segment to increase between two and three percent from the first to the second fiscal quarter of 2012. Early indications suggest that the growth rate will be in the bottom half of the previously-mentioned range. Quarterly average rig revenue per day is expected to improve slightly, by up to $200 per day excluding expenses that are passed through to customers from the first to the second fiscal quarter of 2012. Early indications point toward higher than expected daily rig expenses driven by normal short-term volatility. In the second fiscal quarter of 2012, we now expect the base level of average rig expense per day to return to at least a $12,700 per day level, excluding any expenses that are passed through to customers. Additionally, we expect wages in the second fiscal quarter to increase by approximately $500 per day. Wage increases are passed through to customers and are expected to impact expense and revenue per day in equal amounts.

H&P’s U.S. Land Fleet Activity (1) Active rigs on term (in blue) generated both revenue and revenue days. (2) Includes completed new builds that were waiting on customers and which generated revenue but did not generate revenue days. (1) (2)

H&P’s Offshore Operations Six of the Company’s nine offshore platform rigs remain active, including two under long-term contracts. The Trinidad rig recently returned to the U.S. and stacked. The number of revenue days during the second fiscal quarter of 2012 is expected to decrease by approximately ten percent as compared to the first fiscal quarter of 2012. Average rig margin per day is expected to decrease by ten to 15 percent during the second fiscal quarter of 2012 as compared to the first fiscal quarter.

H&P’s International Land Operations Of the 26 rigs assigned to international operations, 21 are currently active and an additional rig is contracted and in transit to a new project. Total revenue days during the second fiscal quarter are expected to be roughly flat from the first fiscal quarter of 2012. Based on early indications, average rig margin per day is now expected to decrease by 25 to 35 percent during the second fiscal quarter of 2012 as compared to the first fiscal quarter. The larger-than-expected decline is primarily driven by factors that appear to be transitory in nature.

H&P’s International Land Operations Active Contracted Idle Total Long-term Contracts Argentina 5 3 8 4 Bahrain 4 4 4 Colombia 5 1 1 7 2 Ecuador 5 5 Tunisia 2 2 Total 21 1 4 26 10 Rig Fleet Status (as of March 23, 2012) (1) Contracted rig is currently in transit to Colombia from Argentina. (2) 10 of 13 FlexRigs, included in the international fleet of 26 rigs, are under long-term contracts. (2) (1)

Oil Related Drilling Increasingly Complex

Increasing Focus on More Difficult Drilling

Economics Shift Activity Towards Oil Drilling

H&P U.S. Land Fleet by Power Type* * Includes New Build Commitments.

Total Industry Available U.S. Land Fleet (by Power Type) Note: The above estimates corresponding to the available rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

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How Does H&P Define a “New Build” Land Rig? A new build rig consists of all new structures and equipment for the purpose of: Eliminating legacy issues Achieving Safety-by-Design Maximizing drilling efficiency Improvement of ergonomics for rig site personnel Packaging of components for enhanced mobility

Lean Manufacturing New Electrical Systems Test Assembly and Outfitting Unitizing Packages Fabricating New Structures Processing Raw Materials Building a New FlexRig Commissioning / Delivery

Driller on a Conventional Rig vs. FlexRig™

Roughnecks on a Conventional Rig vs. FlexRig™

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2011 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 11 9 Other days 3 3 3 Moving days 7 5 3.5 Total rig revenue days per well 30 19 15.5 2. Drilling contractor dayrate $17,500 $23,000 $26,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $51,000 Total cost per well (daily services) $1,275,000 $912,000 $790,500 3. Total well savings with H&P – per well $484,500 $121,500 per year $11.4MM $2.9MM Increased wells per rig per year versus conventional average: 11 wells Increased wells per rig per year versus peer fit-for-purpose: 4 wells

FlexRig3 – Selected Performance Sample Note: Information from third party well database provider FlexRig3 Bakken Shale

FlexRig3 Eagle Ford Shale FlexRig3 – Selected Performance Sample Note: Information from third party well database provider

FlexRig3 Cana Woodford Shale FlexRig3 – Selected Performance Sample Note: Information from third party well database provider

FlexRig4 Permian Basin FlexRig4 – Selected Performance Sample Note: Information from third party well database provider

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